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                                                                    EXHIBIT 23.1

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated August 25, 1997, September 10, 1997 and October 6,
1997, in the Registration Statement (Form S-11 No. 333-     ) and related
Prospectus of LBA Properties, Inc. dated October 17, 1997.


                                          /s/ Ernst & Young LLP
Newport Beach, California
October 16, 1997